UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2013 (April 24, 2013)

HCA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11239	27-3865930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 344-9551

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders (the “Annual Meeting”) of HCA Holdings, Inc. (the “Company”) held on April 24, 2013 at the Company’s corporate headquarters in Nashville, Tennessee, a total of 400,600,625 shares of the Company’s common stock, out of a total of 445,140,632 shares of common stock outstanding and entitled to vote, were present in person or represented by proxies. The following proposals were voted on and approved by the Company’s stockholders at the Annual Meeting:

1. Election to the Company’s Board of Directors of the following 13 director nominees to serve until the 2014 annual meeting of the stockholders of the Company or until such director’s respective successor is duly elected and qualified:

	For	Withheld	Broker Non-Votes
Richard M. Bracken	308,905,379	56,661,930	35,033,316
R. Milton Johnson	287,896,567	77,670,742	35,033,316
John P. Connaughton	290,206,865	75,360,444	35,033,316
Kenneth W. Freeman	301,400,958	64,166,351	35,033,316
Thomas F. Frist III	262,078,241	103,489,068	35,033,316
William R. Frist	300,169,059	65,398,250	35,033,316
Christopher R. Gordon	301,402,394	64,164,915	35,033,316
Jay O. Light	357,073,674	8,493,635	35,033,316
Geoffrey G. Meyers	361,398,337	4,168,972	35,033,316
Michael W. Michelson	276,478,848	89,088,461	35,033,316
James C. Momtazee	301,400,509	64,166,800	35,033,316
Stephen G. Pagliuca	276,880,046	88,687,263	35,033,316
Wayne J. Riley, M.D.	345,101,989	20,465,320	35,033,316

2. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013:

For	Against	Abstentions	Broker Non-Votes
394,302,526	6,212,536	85,563	0

3. Adoption of a non-binding advisory resolution on the Company’s executive compensation as described in the Company’s 2013 proxy statement:

For	Against	Abstentions	Broker Non-Votes
358,074,373	7,375,608	117,328	35,033,316

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HOLDINGS, INC.
(Registrant)

By:	/s/ John M. Franck II
John M. Franck II
Vice President and Corporate Secretary

Date: April 25, 2013